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                                                                    EXHIBIT 10.7

TESSERA CONFIDENTIAL

                               SECOND ADDENDUM TO
                          LIMITED TCC LICENSE AGREEMENT

        This Second Addendum is entered into as of the last date of each party's execution, below, (Second Addendum Effective Date) between TESSERA INC., a corporation organized under the laws of Delaware ("Tessera") and AMKOR ELECTRONICS, INC. a corporation organized under the laws of Pennsylvania and its Affiliates ("Licensee") and modifies the Limited TCC License Agreement ("Agreement") entered into by and between the parties having an Effective Date of May 9, 1996, with reference to the following facts:

        1. SUPPLEMENT TO THE AGREEMENT. This Second Addendum merely supplements certain provisions of the Agreement. All provisions, including Definitions, contained within the Agreement are therefore incorporated herein. In the event any of the provisions of the Agreement or any previous Addendum thereto and this Second Addendum conflict, the provisions contained in this Second Addendum shall supersede the conflicting provisions.

        II. DEFINITIONS.

        A. The term "Billable Pin" means any electrical connection to an IC bond pad made or contained in any TCC or related IC package licensed hereunder.

        III. FEE AND ROYALTY.

        A. Transfer Fee. The parties agree to reschedule Licensee's obligations in the Agreement to pay Tessera the sum of [*] US DOLLARS ($[*]) license and Transfer Fee. Tessera acknowledges that it has already received [*] US dollars (US$[*]) of this [*] US DOLLAR Transfer Fee pursuant to Licensee's earlier obligations under the Agreement. Licensee agrees to pay such remaining [*] US DOLLARS as follows:

        i.) [*] US DOLLARS (US$[*]) shall be paid by Licensee in five payments of [*] US DOLLARS (US$[*]) each on or before the following respective dates:
March, 21 1998, June 21, 1998, September 21, 1998, December 21, 1998, and March 21, 1999, and

        ii.) Tessera shall accept Licensee's note obligation for payment of the remaining [*] US DOLLARS,(US$[*]); hereinafter "Note" (hereinafter "Note", the terms of which are in Attachment A herein) due Tessera secured by pledge of all Licensee's rights whatsoever in the Agreement and any Addendum thereto. Said Note shall bear an [*] PERCENT ([*]%) [*], shall require Licensee to repay a minimum of [*] US DOLLARS (US$[*]) by the end of the first and second anniversary (exclusive of interest payments), and shall be pre-payable at any time by Licensee without penalty.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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TESSERA CONFIDENTIAL


        B. Royalty. In addition to the Transfer Fee, Licensee shall pay running royalties for the license granted in Paragraph II.A. (of the Agreement) twice annually (as set forth in Paragraph IV. herein) to Tessera during the term of the Agreement. The royalties due Tessera are as follows:

               1. Base Royalty: Licensee shall pay a royalty to Tessera in the amount of [*] US [*] (US$[*]) per Billable Pin for TCC or related IC packages made by or for Licensee under the Agreement and shipped or transferred to a third party or incorporated into a assemblage for internal use by Licensee. Notwithstanding, Licensee may deduct from its royalty payments royalties due or previously paid on royalty-bearing products under this Agreement that have been rejected and returned to Licensee by a Licensee customer and destroyed by Licensee or certified (in writing) by such Licensee customer as having been actually destroyed by such customer so long as Licensee complies with the reporting requirements listed in Paragraph IV.A. herein.

               2. Note Reduction Fee: Licensee shall repay the Note by paying a royalty premium. Licensee agrees that the royalty payments due Tessera under this Second Addendum shall be adjusted by multiplying Licensee's total base royalty calculated under Paragraph III.B.1 above by a factor of [*] ([*]) until such Note is repaid in full. Any such adjusted royalty payments over and above the royalties set forth in Paragraph III.B.1. and paid by Licensee to Tessera shall be offset and paid against any remaining, unpaid Note balance.

        IV. LICENSEE REPORTS AND PAYMENT:

        A. Quarterly Royalty Calculation Reports. Beginning on the Effective Date of this Agreement, royalties shall be calculated quarterly by January 1, April 1, July 1 and October 1 of each year. Beginning with the first such royalty calculation, Licensee shall deliver a written report describing the basis upon which royalties have been calculated (at a minimum, (1) the total number of royalty bearing TCC or related IC packages manufactured under this Agreement and shipped or transferred to a third party or incorporated into a assemblage for internal use by Licensee and the total Billable Pins per such packages, and (2) the number of TCC or related IC packages rejected, returned and destroyed by Licensee or certified as having been destroyed by a Licensee customer (copies of such written certificates being provided to Tessera with each calculation report), the number of Billable Pins per such rejected TCC packages and thus the total deducted royalties for such rejected TCC packages from a Licensee customer) and the total royalty due Tessera for the applicable payment period to Tessera within forty-five (45) days after the end of each such quarterly calculation period. Each of Licensee's written reports shall further set forth an estimate of the production of TCC or related IC packages for the immediately ensuing two quarters.

        B. Semi-Annual Payments of Royalties. Beginning on the Effective Date of this Agreement, royalties shall be paid in full in semi-annual payment periods ending June 30 and December 31 of each year in an amount corresponding to the sum of the royalties set forth in the currently due and immediately preceding unpaid quarterly royalty calculation reports. Said royalty payments shall be due with the June 30 and December 31 calculation reports. Licensee


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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TESSERA CONFIDENTIAL

will further submit, with each such semiannual payment, an accounting of the total quantity of TCC or related IC packages sold by Licensee to other Tessera assembly licensees under such other Tessera assembly licensee's license agreements with Tessera (if applicable). All payments under this Paragraph shall be made in US Dollars by wire transfer to Union Bank of California, 99 Almaden Blvd., San Jose, CA 95113, Account Name: Tessera, Account No.: 6450148359, Routing No. 122000496, International Swift Code: UBLAUS66, or such other bank or account as Tessera may from time to time designate in writing. Payments shall be considered to be made as of the day on which they are received in Tessera's designated bank or account.


        V. ENTIRE UNDERSTANDING. This Second Addendum embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements (except those specifically set forth in the First Addendum to the Agreement or in the Agreement itself) between the parties not contained in this Second Addendum. Any amendment or modification of any provision of this Second Addendum must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Addendum as of the date first above written.

For TESSERA INC.:                         For AMKOR ELECTRONICS, INC.:

By:  /S/ JOHN W. SMITH                    By: /s/ JOHN BORUCH
   ----------------------------              ---------------------------------

Name: John W. Smith                       Name: John Boruch

Title: President & CEO                    Title: President

Date:  2-19-98                            Date:  2-04-98
     --------------------------                -------------------------------

                                          For ANAM INDUSTRIAL CO., LTD.:

                                          By: /s/ JENGIHL KIM
                                             ---------------------------------

                                          Name: Jengihl Kim

                                          Title: Corp Vice President

                                          Date:  3/3/98
                                               -------------------------------


                                          For AMOR ANAM PILIPINAS, INC.:

                                          By: /s/ MICHAEL D. O'BRIEN
                                             ---------------------------------

                                          Name: Michael D. O'Brien

                                          Title: Corp Vice President

                                          Date:  2/26/98
                                               -------------------------------



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